Filed Pursuant to Rule 424(b)(2)

File No. 333-221324

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium Term Notes, Series S, Principal at Risk Securities Linked to a Basket of One Index and Five ETFs due December 5, 2023	$700,000	$84.84

(1)	The total filing fee of $84.84 is calculated in accordance with Rule 457(r) of the Securities Act of 1933 (the “Securities Act”) and will be paid by wire transfer within the time required by Rule 456(b) of the Securities Act.

PRICING SUPPLEMENT No. 165 dated November 30, 2018 (To Market Measure Supplement dated May 18, 2018, Prospectus Supplement dated January 24, 2018 and Prospectus dated April 27, 2018)
Wells Fargo & Company Medium-Term Notes, Series S Equity Index and ETF Linked Notes
Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023
■	Linked to a Basket comprised of the SPDR® S&P 500® ETF Trust (30%); the Invesco QQQ TrustSM, Series 1 (20%); the SPDR® S&P MidCap 400® ETF Trust (15%); the EURO STOXX 50® Index (15%); the iShares® MSCI Emerging Markets ETF (10%); and the iShares® Russell 2000 ETF (10%)
■	Potential for a positive return at maturity based on the percentage increase, if any, in the value of the Basket from the starting value to the average ending value. The maturity payment amount will reflect the following terms:
■ If the average ending value is greater than the starting value, you will receive at maturity the original offering price plus a positive return equal to 112% of the percentage increase from the starting value to the average ending value
■ If the average ending value is less than or equal to the starting value, you will receive at maturity the original offering price, but you will not receive any positive return on your investment
■	Average ending value of the Basket based on the average of closing values of the basket components on specified dates occurring quarterly during the term of the notes
■	Repayment of principal at maturity regardless of Basket performance (subject to issuer credit risk)
■	All payments on the notes are subject to the credit risk of Wells Fargo & Company, and you will have no ability to pursue the shares of any Fund or the securities included in the Index for payment; if Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated value of the notes is $930.08 per note. The estimated value of the notes was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the notes from you at any time after issuance. See “Investment Description” in this pricing supplement.

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-10.

The notes are unsecured obligations of Wells Fargo & Company, and all payments on the notes are subject to the credit risk of Wells Fargo & Company. If Wells Fargo & Company defaults on its obligations, you could lose some or all of your investment. The notes are not deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency of the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo
Per Note	$1,000.00	$26.20	$973.80
Total	$700,000.00	$18,340.00	$681,660.00

(1) Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the notes and is acting as principal. See “Investment Description” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Terms of the Notes

Issuer:	Wells Fargo & Company (“Wells Fargo”).
Market Measure:

A basket (the “Basket”) comprised of the following unequally-weighted basket components: the SPDR S&P 500 ETF Trust (30%); the Invesco QQQ Trust, Series 1 (20%); the SPDR S&P MidCap 400 ETF Trust (15%); the EURO STOXX 50 Index (15%); the iShares MSCI Emerging Markets ETF (10%); and the iShares Russell 2000 ETF (10%) (collectively, the “basket components” and individually, a “basket component”).

The SPDR S&P 500 ETF Trust, the Invesco QQQ Trust, the iShares MSCI Emerging Markets ETF and the iShares Russell 2000 ETF are sometimes collectively referred to herein as the “Funds” and individually as a “Fund”, and the EURO STOXX 50 Index is sometimes referred to herein as the “Index.”

Pricing Date:	November 30, 2018.
Issue Date:	December 7, 2018.
Original Offering Price:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a face amount of $1,000.

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal:

• if the average ending value is greater than the starting value: $1,000 plus

Maturity Payment Amount:	$1,000	×	average ending value – starting value	× participation rate	; or
starting value

• if the average ending value is less than or equal to the starting value: $1,000

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.
Stated Maturity Date:	December 5, 2023. If the final calculation day is postponed for any basket component, the stated maturity date will be the later of (i) December 5, 2023 and (ii) three business days after the last final calculation day as postponed. See “—Calculation Days” and “Additional Terms of the Notes—Market Disruption Events” for information about the circumstances that may result in a postponement of a calculation day. If the stated maturity date is not a business day, the payment required to be made on the notes on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The notes are not subject to redemption by Wells Fargo or repayment at the option of any holder of the notes prior to the stated maturity date.
Starting Value:	The “starting value” is 100.
Average Ending Value:	The “average ending value” will be equal to the product of (i) 100 and (ii) an amount equal to 1 plus the sum of: (A) 30% of the average component return of the SPDR S&P 500 ETF Trust; (B) 20% of the average component return of the Invesco QQQ Trust, Series 1; (C) 15% of the average component return of the SPDR S&P MidCap 400 ETF Trust; (D) 15% of the average component return of the EURO STOXX 50 Index; (E) 10% of the average component return of the iShares MSCI Emerging Markets ETF; and (F) 10% of the average component return of the iShares Russell 2000 ETF.

 PRS-2

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Average Component Return:

The “average component return” of a basket component will be equal to:

average component value – initial component value

initial component value

where,

•

the “initial component value” is the closing value of such basket component on the pricing date as set forth below; and

•

the “average component value” will be the arithmetic average of the closing values of such basket component on the calculation days.

The initial component values of the basket components are as follows: SPDR S&P 500 ETF Trust ($275.65); Invesco QQQ Trust Series 1 ($169.37); SPDR S&P MidCap 400 ETF Trust ($342.74); EURO STOXX 50 Index (3173.13); iShares MSCI Emerging Markets ETF ($41.08); and iShares Russell 2000 ETF ($152.62).

Closing Value:	With respect to the Index on any trading day, its closing level on that trading day; and with respect to a Fund on any trading day, its fund closing price on that trading day.
Closing Level:	The “closing level” of the Index on any trading day means the official closing level of the Index reported by the index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to the Index” and “—Discontinuance of the Index.”
Fund Closing Price:	With respect to a Fund, the “fund closing price” on any trading day means the product of (i) the closing price of one share of such Fund (or one unit of any other security for which a fund closing price must be determined) on such trading day and (ii) the adjustment factor applicable to such Fund on such trading day.
Closing Price:	The “closing price” for one share of a Fund (or one unit of any other security for which a closing price must be determined) on any trading day means the official closing price on such day published by the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such Fund (or any such other security) is listed or admitted to trading.
Adjustment Factor:	The “adjustment factor” means, with respect to a share of a Fund (or one unit of any other security for which a fund closing price must be determined), 1.0, subject to adjustment in the event of certain events affecting the shares of such Fund. See “Additional Terms of the Notes—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” below.
Participation Rate:	The “participation rate” is 112%.
Calculation Days:	Quarterly, on the 28th day of each February, May, August and November, commencing February 2019 and ending August 2023, and the final calculation day. We refer to November 28, 2023 as the “final calculation day.” If any such day is not a trading day with respect to any basket component, that calculation day for each basket component will be postponed to the next succeeding day that is a trading day with respect to each basket component. A calculation day for a basket component is also subject to postponement due to the occurrence of a market disruption event with respect to such basket component on such calculation day. See “Additional Terms of the Notes—Market Disruption Events.”
Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”

 PRS-3

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Agent:

Wells Fargo Securities, LLC, a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the notes to other securities dealers at the original offering price of the notes less a concession not in excess of $25.00 per note. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $1.20 per note of the agent’s discount to WFA as a distribution expense fee for each note sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the notes. If any dealer participating in the distribution of the notes or any of its affiliates conducts hedging activities for us in connection with the notes, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the notes to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001BAQ7

 PRS-4

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Investment Description

The Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023 (the “notes”) are senior unsecured debt securities of Wells Fargo that provide:

(i)	the possibility of a positive return at maturity if, and only if, the average ending value of the Basket is greater than the starting value; and
(ii)	repayment of the original offering price regardless of the performance of the Basket.

All payments on the notes are subject to the credit risk of Wells Fargo.

The Basket is comprised of the following six unequally-weighted basket components, with each basket component having the weighting noted parenthetically:

•	the SPDR® S&P 500® ETF Trust (30%), an exchange traded fund that seeks to track the S&P 500® Index (an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market);
•	the Invesco QQQ TrustSM, Series 1 (20%), an exchange traded fund that seeks to track the Nasdaq-100 Index®, an equity index that tracks 100 of the largest United States and foreign non-financial companies listed on the Nasdaq Stock Market based on market capitalization;
•	the SPDR® S&P MidCap 400® ETF Trust (15%), an exchange traded fund that seeks to track the S&P MidCap 400® Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the mid-sized capitalization segment of the United States equity market;
•	the EURO STOXX 50® Index (15%), an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone;
•	the iShares® MSCI Emerging Markets ETF (10%), an exchange traded fund that seeks to track the MSCI Emerging Markets IndexSM (an equity index that is designed to measure equity market performance in global emerging markets); and
•	the iShares® Russell 2000 ETF (10%), an exchange traded fund that seeks to track the Russell 2000® Index (an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market).

SPDR®, S&P MidCap 400® and S&P 500® are trademarks of Standard & Poor’s Financial Services LLC (“S&P Financial”). The notes are not sponsored, endorsed, sold or promoted by the SPDR® S&P 500® ETF Trust, SPDR® S&P MidCap 400® ETF Trust (the “SPDR Trusts”) or S&P Financial. Neither the SPDR Trusts nor S&P Financial makes any representations or warranties to the holders of the notes or any member of the public regarding the advisability of investing in the notes. Neither the SPDR Trusts nor S&P Financial will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the notes or in connection with Wells Fargo & Company’s use of information about the SPDR Trusts.

The Invesco QQQ TrustSM is a registered trademark of Nasdaq, Inc. (“Nasdaq”). The notes are not sponsored, endorsed, sold or promoted by Nasdaq. Nasdaq does not make any representations or warranties to the holders of the notes or any member of the public regarding the advisability of investing in the notes. Nasdaq will not have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the notes or in connection with Wells Fargo & Company’s use of information about the Invesco QQQ TrustSM, Series 1.

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”), Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The notes are not sponsored, endorsed, sold or promoted by BTC, its affiliate, BlackRock Fund Advisors (“BFA”), iShares Trust or iShares, Inc. None of BTC, BFA, iShares Trust or iShares, Inc. makes any representations or warranties to the holders of the notes or any member of the public regarding the advisability of investing in the notes. None of BTC, BFA, iShares Trust or iShares, Inc. will have any obligation or liability in connection with the registration, operation, marketing, trading or sale of the notes or in connection with Wells Fargo & Company’s use of information about the iShares® Russell 2000 ETF and the iShares® MSCI Emerging Markets ETF.

 PRS-5

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated January 24, 2018 and the prospectus dated April 27, 2018 for additional information about the notes. When you read the accompanying prospectus supplement, please note that all references in such supplement to the prospectus dated November 3, 2017, or to any sections therein, should refer instead to the accompanying prospectus dated April 27, 2018 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated January 24, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518018256/d466041d424b2.htm

•	Prospectus dated April 27, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518136909/d557983d424b2.htm

The original offering price of each note of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the notes on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the notes, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the notes include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the notes and (iii) hedging and other costs relating to the offering of the notes.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the notes as compared to our conventional debt of the same maturity, as well as our liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the notes based on an assumed funding rate that is generally lower than the interest rates implied by secondary market prices for our debt obligations and/or by other traded instruments referencing our debt obligations, which we refer to as our “secondary market rates.” As discussed below, our secondary market rates are used in determining the estimated value of the notes.

If the costs relating to selling, structuring, hedging and issuing the notes were lower, or if the assumed funding rate we use to determine the economic terms of the notes were higher, the economic terms of the notes would be more favorable to you and the estimated value would be higher. The estimated value of the notes as of the pricing date is set forth on the cover page of this pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the notes set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the notes by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the notes, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the notes (the “derivative component”).

The estimated value of the debt component is based on a reference interest rate, determined by WFS as of a recent date, that generally tracks our secondary market rates. Because WFS does not continuously calculate our reference interest rate, the reference interest rate used in the calculation of the estimated value of the debt component may be higher or lower than our secondary market rates at the time of that calculation. As noted above, we determine the economic terms of the notes based upon an assumed funding rate that is generally lower than our secondary market rates. In contrast, in determining the estimated value of the notes, we value the debt component using a reference interest rate that generally tracks our secondary market rates. Because the reference interest rate is generally higher than the assumed funding rate, using the reference interest rate to value the debt component generally results in a lower estimated value for the debt component, which we believe more closely approximates a market valuation of the debt component than if we had used the assumed funding rate.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

 PRS-6

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

The estimated value of the notes determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the notes after issuance

The estimated value of the notes is not an indication of the price, if any, at which WFS or any other person may be willing to buy the notes from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the notes in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the notes due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the notes is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the notes at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the notes that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the notes on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the notes, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the notes are held and to commercial pricing vendors. If you hold your notes through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the notes from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the notes at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the notes. As a result, if you hold your notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the notes on your brokerage account statement may be different than if you held your notes at WFS or any of its affiliates.

The notes will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the notes from investors, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop.

 PRS-7

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Investor Considerations

We have designed the notes for investors who:

■	seek exposure to the average upside performance of the Basket, without exposure to any decline in the Basket, by:
□	participating 112% in the percentage increase, if any, in the value of the Basket from the starting value to the average ending value, where the average ending value is based on the average of the closing values of the basket components on specified dates occurring quarterly during the term of the notes; and
□	providing for the repayment of the original offering price at maturity regardless of the performance of the Basket;
■	understand that if the average ending value of the Basket is not greater than the starting value, they will not receive any positive return on their investment in the notes;
■	are willing to forgo interest payments on the notes and dividends on shares of the Funds and on securities included in the Index; and
■	are willing to hold the notes until maturity.

The notes are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the notes to maturity;
■	seek certainty of receiving a positive return on their investment;
■	seek exposure to the upside performance of the Basket as measured solely from the pricing date to a date near stated maturity;
■	are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;
■	seek current income;
■	are unwilling to accept the risk of exposure to equity markets, including the United States equity market, the Eurozone equity market and foreign emerging equity markets;
■	seek exposure to the Basket but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the notes;
■	are unwilling to accept the credit risk of Wells Fargo to obtain exposure to the Basket generally, or to the exposure to the Basket that the notes provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

 PRS-8

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per note (the maturity payment amount) calculated as follows:

 PRS-9

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Risk Factors

The notes have complex features and investing in the notes will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the notes may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances. The indices underlying the Funds are sometimes referred to collectively as the “fund underlying indices” and individually as a “fund underlying index.”

You May Not Receive Any Positive Return On The Notes.

Any amount you receive on the notes at stated maturity in excess of the original offering price will depend on the percentage increase, if any, in the average ending value of the Basket relative to the starting value. Because the value of the Basket will be subject to market fluctuations, the average ending value may be less than the starting value, in which case you will only receive the original offering price of your notes at stated maturity. Even if the average ending value is greater than the starting value, the amount you receive at stated maturity may only be slightly greater than the original offering price and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo or another issuer with a similar credit rating with the same stated maturity date.

You Will Be Required To Recognize Taxable Income On The Notes Prior To Maturity.

If you are a U.S. holder of a note, you will be required to recognize taxable interest income in each year that you hold the note, even though you will not receive any payment in respect of the note prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize will be treated as ordinary interest income rather than capital gain. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Potential For A Positive Return On The Notes At Stated Maturity Is Based On The Average Performance Of The Basket Components During The Term Of The Notes, Which May Be Less Favorable Than The Performance Of The Basket As Measured From Its Starting Value To Its Value At Or Near Stated Maturity.

The potential for a positive return on the notes at stated maturity is based on the average ending value, which will be calculated by reference to an average of the closing values of the basket components on calculation days occurring quarterly over the term of the notes. The average ending value, as so calculated, may be less than the value of the Basket at or near stated maturity. If the average ending value is less than the value of the Basket at or near stated maturity, the average performance of the Basket that is measured for purposes of the notes will be less favorable than the performance of the Basket as measured from its starting value to its price at or near stated maturity, which we refer to as its “point-to-point” performance. As a result, the return on the notes may underperform the point-to-point performance of the Basket and, therefore, may underperform the return that would have been achieved on a direct investment in the Basket held over the term of the notes.

For example, if the value of the Basket increases at a more or less steady rate over the term of the notes, the average ending value will be less than the value of the Basket at or near stated maturity, and the average performance of the Basket as measured for purposes of the notes will be less than its point-to-point performance. This underperformance will be especially significant if there is a significant increase in the value of the Basket later in the term of the notes. In addition, because of the way the average ending value is calculated, it is possible that you will not receive any positive return on your investment at stated maturity even if the value of the Basket at or near stated maturity is significantly greater than the starting value. One scenario in which this may occur is when the value of the Basket declines early in the term of the notes and increases significantly later in the term of the notes. You should not invest in the notes unless you understand and are willing to accept the return characteristics associated with the averaging feature of the notes.

Changes In The Value Of The Basket Components May Offset Each Other.

Fluctuations in the values of the basket components may not correlate with each other. Even if the average component value of a basket component increases, the average component value of another basket component may not increase as much or may even decline in value. Therefore, in calculating the average ending value of the Basket, an increase in the average component value of a basket component may be moderated, or wholly offset, by a lesser increase or a decline in the average component value of another basket component. Further, because the basket components are unequally weighted, increases in the value of the lower-weighted basket components may be offset by even small decreases in values of the more heavily weighted basket components.

The Notes Are Subject To The Credit Risk Of Wells Fargo.

The notes are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the notes are subject to our creditworthiness, and you will have no ability to pursue any basket component or securities included in any basket component for payment. As a result, our actual and perceived creditworthiness may affect the value of the notes and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the notes.

 PRS-10

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Holders Of The Notes Have Limited Rights Of Acceleration.

Payment of principal on the notes may be accelerated only in the case of payment defaults that continue for a period of 30 days or certain events of bankruptcy or insolvency, whether voluntary or involuntary. If you purchase the notes, you will have no right to accelerate the payment of principal on the notes if we fail in the performance of any of our obligations under the notes, other than the obligations to pay principal and interest on the notes. See “Description of Notes—Events of Default and Covenant Breaches” in the accompanying prospectus supplement.

Holders Of The Notes Could Be At Greater Risk For Being Structurally Subordinated If We Convey, Transfer Or Lease All Or Substantially All Of Our Assets To One Or More Of Our Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of our subsidiaries. In that event, third-party creditors of our subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Notes—Consolidation, Merger or Sale” in the accompanying prospectus supplement.

The Estimated Value Of The Notes On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Is Less Than The Original Offering Price.

The original offering price of the notes includes certain costs that are borne by you. Because of these costs, the estimated value of the notes on the pricing date is less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the notes, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the notes include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the notes and (iii) hedging and other costs relating to the offering of the notes.

Our funding considerations are reflected in the fact that we determine the economic terms of the notes based on an assumed funding rate that is generally lower than our secondary market rates. If the costs relating to selling, structuring, hedging and issuing the notes were lower, or if the assumed funding rate we use to determine the economic terms of the notes were higher, the economic terms of the notes would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the notes was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Investment Description—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the notes may be higher, and perhaps materially higher, than the estimated value of the notes that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the notes.

The Estimated Value Of The Notes Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Notes From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the notes in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the notes as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the notes will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the notes is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the notes at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the notes that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the notes on your brokerage account statement. If you hold your notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the notes on your brokerage account statement may be different than if you held your notes at WFS or any of its affiliates, as discussed above under “Investment Description—Valuation of the notes after issuance.”

The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the notes prior to stated maturity will be affected by the value of the Basket on any prior calculation days, the then-current value of the Basket, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect

 PRS-11

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the notes. When we refer to the “value” of your note, we mean the value you could receive for your note if you are able to sell it in the open market before the stated maturity date.

•	Basket Performance. The value of the notes prior to maturity will depend substantially on the then-current value of the Basket and the value of the Basket on any prior calculation days. The price at which you may be able to sell the notes before stated maturity may be at a discount, which could be substantial, from their original offering price, if the value of the Basket at such time is, and/or the value of the Basket on any prior calculation days was, less than, equal to or not sufficiently above the starting value.
•	Interest Rates. The value of the notes may be affected by changes in the interest rates in the U.S. markets.
•	Volatility Of The Basket. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the notes may be affected if the volatility of the Basket or the basket components changes.
•	Correlation Among Basket Components. Correlation refers to the extent to which the values of the basket components tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among basket components may be positive, zero or negative. The value of the notes may be affected if the correlation among the basket components changes.
•	Time Remaining To Maturity. The value of the notes at any given time prior to maturity will likely be different from that which would be expected based on the then-current value of the Basket and the value of the Basket on any prior calculation days. This difference will most likely reflect a discount due to expectations and uncertainty concerning the value of the Basket during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the notes will approach the amount that would be payable at maturity based on the then-current value of the Basket and the value of the Basket on any prior calculation days.
•	Dividend Yields On The Basket Components. The value of the notes may be affected by the dividend yields on the Funds or the securities included in the basket components (the amount of such dividends may influence the closing value of the basket components).
•	Currency Exchange Rates. Since the iShares MSCI Emerging Markets ETF includes securities quoted in one or more foreign currencies and the closing value of the iShares MSCI Emerging Markets ETF is based on the U.S. dollar value of such securities, the value of the notes may be affected if the exchange rate between the U.S. dollar and any such foreign currency changes.
•	Volatility Of Currency Exchange Rates. Since the level of the Index is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.
•	Correlation Between Currency Exchange Rates And The Index. Since the level of the Index is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the Index.

In addition to the derivative component factors, the value of the notes will be affected by actual or anticipated changes in our creditworthiness, as reflected in our secondary market rates. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as a change in the value of the Basket. Because numerous factors are expected to affect the value of the notes, changes in the value of the Basket may not result in a comparable change in the value of the notes.

The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop.

The notes will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the notes from holders, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which the agent is willing to buy your notes. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to stated maturity.

Your Return On The Notes Could Be Less Than If You Owned The Shares Of The Funds Or The Securities Included In The Index.

Your return on the notes will not reflect the return you would realize if you actually owned the shares of the Funds or the securities included in the Index. This is in part because the maturity payment amount will be determined by reference to the average ending value of the Basket, which will be calculated by reference only to the closing values of the basket components without taking into consideration the value of dividends and other distributions paid on the shares of the Funds or the dividends and other payments paid on the securities included in the Index.

 PRS-12

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Historical Values Of The Basket Components Should Not Be Taken As An Indication Of The Future Performance Of The Basket Components During The Term Of The Notes.

The trading prices of the securities included in the Index and the trading prices of the shares of the Funds will determine the maturity payment amount payable to you at maturity. As a result, it is impossible to predict whether the average component values of the basket components will fall or rise compared to their respective initial component values. Trading prices of the securities included in the Index and of the shares of the Funds will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities, the Funds and the securities comprising the Funds are traded and the values of those securities, the Funds and the securities comprising the Funds. Accordingly, any historical values of the basket components do not provide an indication of the future performance of the basket components.

Changes That Affect The Index May Adversely Affect The Value Of The Notes And The Amount You Will Receive At Stated Maturity.

The policies of the sponsor of the Index (the “index sponsor”) concerning the calculation of the Index and the addition, deletion or substitution of securities comprising the Index and the manner in which the index sponsor takes account of certain changes affecting such securities may affect the value of the Index and, therefore, may affect the value of the notes and the maturity payment amount. The index sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the notes.

Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Notes And The Maturity Payment Amount.

The policies of the sponsor of a Fund (a “fund sponsor”) concerning the calculation of such Fund’s net asset value, additions, deletions or substitutions of securities in such Fund and the manner in which changes in its fund underlying index are reflected in such Fund, and changes in those policies, could affect the closing price of the shares of such Fund and, therefore, may affect the value of the notes and the maturity payment amount. Similarly, the policies of the sponsor of a fund underlying index (a “fund underlying index sponsor”) concerning the calculation of such fund underlying index and the addition, deletion or substitution of securities comprising such fund underlying index and the manner in which such fund underlying index sponsor takes account of certain changes affecting such securities may affect the level of such fund underlying index and the closing price of the shares of the related Fund and, therefore, may affect the value of the notes and the maturity payment amount. A fund underlying index sponsor may also discontinue or suspend calculation or dissemination of such fund underlying index or materially alter the methodology by which it calculates such fund underlying index. Any such actions could adversely affect the value of the notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Basket Components Or The Fund Underlying Indices.

Actions by any company whose securities are included in a basket component or in a fund underlying index may have an adverse effect on the price of its security, the closing value of such basket component on any calculation day, the average ending value and the value of the notes. We are one of the companies currently included in the SPDR S&P 500 ETF Trust and its fund underlying index, but we are not affiliated with any of the other companies included in the basket components or the fund underlying indices. These unaffiliated companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to any amounts to be paid to you on the notes.

We And Our Affiliates Have No Affiliation With The Sponsors Of The Basket Components Or The Fund Underlying Indices And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the index sponsor, any fund sponsor or any fund underlying index sponsor (collectively, the “sponsors”) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable basket components or the fund underlying indices. We have derived the information about the sponsors, the basket components and the fund underlying indices contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into the basket components, the fund underlying indices and the sponsors. The sponsors are not involved in the offering of the notes made hereby in any way and have no obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of the notes.

An Investment Linked To The Shares Of The Funds Is Different From An Investment Linked To The Fund Underlying Indices.

The performance of the shares of a Fund may not exactly replicate the performance of the related fund underlying index because such Fund may not invest in all of the securities included in the related fund underlying index and because the basket component will reflect transaction costs and fees that are not included in the calculation of the related fund underlying index. A Fund may also hold securities or derivative financial instruments not included in the related fund underlying index. It is also possible that a Fund may not fully

 PRS-13

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

replicate the performance of the fund underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. In addition, because the shares of a Fund are traded on a securities exchange and are subject to market supply and investor demand, the value of a share of a Fund may differ from the net asset value per share of such Fund. As a result, the performance of a Fund may not correlate perfectly with the performance of the related fund underlying index, and the return on the notes based on the performance of the Funds will not be the same as the return on notes based on the performance of the related fund underlying indices.

There Are Risks Associated With The Funds.

Although the shares of the Funds are listed for trading on NYSE Arca, Inc. (the “NYSE Arca”) and a number of similar products have been traded on the NYSE Arca or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of any Fund or that there will be liquidity in the trading market.

In addition, the Funds are subject to management risk, which is the risk that a fund sponsor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. For example, a fund sponsor may elect to invest certain of its assets in shares of equity securities that are not included in the related fund underlying index. The Funds are also not actively managed and may be affected by a general decline in market segments relating to the fund underlying indices. Further, the fund sponsors invest in securities included in, or representative of, the applicable fund underlying index regardless of their investment merits, and the fund sponsors do not attempt to take defensive positions in declining markets.

Further, under continuous listing standards adopted by the NYSE Arca, each Fund will be required to confirm on an ongoing basis that the securities included in its fund underlying index satisfy the applicable listing requirements. In the event that a fund underlying index does not comply with the applicable listing requirements, the applicable Fund would be required to rectify such non-compliance by requesting that the applicable fund underlying index sponsor modify such fund underlying index, transitioning to a new fund underlying index or obtaining relief from the SEC. There can be no assurance that a fund underlying index sponsor would modify such fund underlying index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in a Fund being delisted by the NYSE Arca. If a Fund were delisted by the NYSE Arca, the calculation agent would select a successor fund or, if no successor fund is available, would determine the fund closing price of such Fund on any date of determination.

These risks may adversely affect the price of the shares of the Funds and, consequently, the value of the notes.

You Will Not Have Any Shareholder Rights With Respect To The Shares Of The Funds.

You will not become a holder of shares of the Funds or a holder of securities included in the fund underlying indices as a result of owning a note. You will not have any voting rights, any right to receive dividends or other distributions or any other rights with respect to such shares or securities. You will have no right to receive delivery of any shares or securities at maturity.

Anti-dilution Adjustments Relating To The Shares Of The Funds Do Not Address Every Event That Could Affect Such Shares.

An adjustment factor, as described herein, will be used to determine the fund closing prices of the Funds. The adjustment factor for a Fund will be adjusted by the calculation agent for certain events affecting the shares of such Fund. However, the calculation agent will not make an adjustment for every event that could affect such shares. If an event occurs that does not require the calculation agent to adjust the adjustment factor, the value of the notes may be adversely affected.

An Investment In The Notes Is Subject To Risks Associated With Investing in Non-U.S. Companies.

All of the securities included in the EURO STOXX 50 Index and the iShares MSCI Emerging Markets ETF, and some of the securities included in the Nasdaq-100 Index®, are issued by companies incorporated outside of the United States. The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

An Investment In The Notes Is Subject To Risks Associated With Foreign Securities Markets.

Each of the EURO STOXX 50 Index and the iShares MSCI Emerging Markets ETF include the stocks of foreign companies and you should be aware that investments in notes linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the SEC, and non-U.S.

 PRS-14

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

In addition, the iShares MSCI Emerging Markets ETF includes companies in countries with emerging markets. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions (due to economic dependence upon commodity prices and international trade), and may suffer from extreme and volatile debt burdens, currency devaluations or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

The securities included in the EURO STOXX 50 Index and the iShares MSCI Emerging Markets ETF may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing values of the EURO STOXX 50 Index and the iShares MSCI Emerging Markets ETF which could, in turn, adversely affect the value of the notes.

Exchange Rate Movements May Impact The Value Of The Notes.

The notes will be denominated in U.S. dollars. Since the value of securities included in the iShares MSCI Emerging Markets ETF is quoted in a currency other than U.S. dollars and, as per the iShares MSCI Emerging Markets ETF, is converted into U.S. dollars, the amount payable on the notes on the maturity date will depend in part on the relevant exchange rates.

An Investment In The Notes Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000 Index and that are held by the iShares Russell 2000 ETF are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the price of the iShares Russell 2000 ETF may be more volatile than that of an equity ETF that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

A calculation day with respect to a basket component will be postponed if the originally scheduled calculation day is not a trading day with respect to any basket component or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that basket component on that calculation day. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the notes, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the notes. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the notes.

•

The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the notes.  WFS, which is our affiliate, will be the calculation agent for the notes. As calculation agent, WFS will determine the closing values the basket components on each calculation day, the average ending value of the basket and may be required to make other determinations that affect the return you receive on the notes. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to a basket component on a scheduled calculation day, which may result in postponement of that calculation day with respect to that basket component; determining the closing value of a basket component if a calculation day is postponed with respect to that basket component to the last day to which it may be postponed and a market disruption event occurs with respect to that basket component on that day; adjusting the adjustment factor for a Fund and other terms of the notes in certain circumstances; if the Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing value of the Index on any calculation day; if a

 PRS-15

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Fund undergoes a liquidation event, selecting a successor fund or, if no successor fund is available, determining the closing value of such Fund on the applicable calculation day; and determining whether to adjust the closing value of a basket component on a calculation day in the event of certain changes in or modifications to such basket component. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the notes, and WFS’s determinations as calculation agent may adversely affect your return on the notes.

•	The estimated value of the notes was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the notes set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the notes set forth on the cover page of this pricing supplement is not an independent third-party valuation.
•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the notes and may adversely affect the values of the basket components. Our affiliates or any participating dealer in the offering of the notes or its affiliates may, at present or in the future, publish research reports on a basket component or the companies whose securities are included in a basket component. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research reports on the basket components or the companies whose securities are included in a basket component could adversely affect the value of the applicable basket component and, therefore, adversely affect the value of and your return on the notes. You are encouraged to derive information concerning the basket components from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the basket components or the companies whose securities are included in a basket component published on or prior to the pricing date could result in an increase in the value of that basket component on the pricing date, which would adversely affect investors in the notes by increasing the values at which the basket components must close on each calculation day in order for investors in the notes to receive a favorable return.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the basket components may adversely affect the values of the basket components. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the basket components, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the values of such basket components and, therefore, could adversely affect the value of and your return on the notes. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the basket components. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the basket components. We expect to hedge our obligations under the notes through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire shares of the Funds, securities included in a basket component or listed or over-the-counter derivative or synthetic instruments related to the basket components or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in shares of a Fund or any of the securities included in a basket component, or derivative or synthetic instruments related to the basket components or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the basket components. These hedging activities could potentially adversely affect the values of the basket components and, therefore, could adversely affect the value of and your return on the notes.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the basket components. Our affiliates or any participating dealer or its affiliates may engage in trading in the shares of the Funds or the securities included in the basket components and other instruments relating to the basket components or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the values of the basket components and, therefore, adversely affect the value of and your return on the notes.
•

A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the notes to you.    If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or distribution expense fee for the sale of

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

the notes to you, this projected hedging profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the notes to you.

 PRS-17

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Hypothetical Returns

The following table illustrates, for a range of hypothetical average ending values of the Basket:

•	the hypothetical percentage change from the starting value to the hypothetical average ending value;
•	the hypothetical maturity payment amount payable at stated maturity per note;
•	the hypothetical pre-tax total rate of return; and
•	the hypothetical pre-tax annualized rate of return.

Hypothetical average ending value	Hypothetical percentage change from the starting value to the hypothetical average ending value	Hypothetical maturity payment amount payable at stated maturity per note	Hypothetical pre-tax total rate of return	Hypothetical pre-tax annualized rate of return(1)
175.00	75.00%	$1,840.00	84.00%	12.98%
150.00	50.00%	$1,560.00	56.00%	9.31%
140.00	40.00%	$1,448.00	44.80%	7.69%
130.00	30.00%	$1,336.00	33.60%	5.97%
120.00	20.00%	$1,224.00	22.40%	4.13%
110.00	10.00%	$1,112.00	11.20%	2.15%
105.00	5.00%	$1,056.00	5.60%	1.10%
100.00(2)	0.00%	$1,000.00	0.00%	0.00%
95.00	-5.00%	$1,000.00	0.00%	0.00%
90.00	-10.00%	$1,000.00	0.00%	0.00%
85.00	-15.00%	$1,000.00	0.00%	0.00%
80.00	-20.00%	$1,000.00	0.00%	0.00%
75.00	-25.00%	$1,000.00	0.00%	0.00%
50.00	-50.00%	$1,000.00	0.00%	0.00%
25.00	-75.00%	$1,000.00	0.00%	0.00%

(1)	The annualized rates of return are calculated on a semi-annual bond equivalent basis with compounding.
(2)	The starting value.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual average ending value.

 PRS-18

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, assuming hypothetical initial component values and average component returns as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual initial component value. The hypothetical initial component value of $100.00 for each basket component has been chosen for illustrative purposes only and does not represent the actual initial component value of any basket component. The actual initial component value for each basket component is set forth under “Terms of the Notes” above. For historical data regarding the actual closing values of the basket components, see the historical information set forth herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. In order to more clearly present the hypothetical movements of the basket components, the graphs accompanying the hypothetical calculations use different scales for the closing values on the vertical axis.

Example 1. The basket components generally appreciate earlier in the term of the notes and depreciate later in the term of the notes, and the maturity payment amount is greater than the original offering price:

	SPDR S&P 500 ETF Trust	Invesco QQQ Trust, Series 1	SPDR S&P MidCap 400 ETF Trust	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF	iShares Russell 2000 ETF
Initial Component Value:	$100.00	$100.00	$100.00	100.00	$100.00	$100.00
Average Component Value:	$146.60	$146.15	$146.11	146.11	$146.11	$146.65
Average Component Return:	46.60%	46.15%	46.11%	46.11%	46.11%	46.65%

Based on the average component returns set forth above, the hypothetical average ending value would equal:

100 × [1 + (30% × 46.60%) + (20% × 46.15%) + (15% × 46.11%) + (15% × 46.11%) + (10% × 46.11%) + (10% × 46.65%)] = 146.319

 PRS-19

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Since the hypothetical average ending value is greater than the starting value, the maturity payment amount would equal:

$ 1,000 +	$1,000	×	146.319 – 100.00	× 112%	= $1,518.77
100.00

On the stated maturity date you would receive $1,518.77 per note.

This example illustrates a scenario in which the averaging feature results in a greater return at maturity than a return based solely on the closing value of the basket components on a date near maturity. In this scenario, the closing value of the basket components increase early in the term of the notes, remain consistently above their respective initial component values for a significant period of time and then decrease to values below their average component values near maturity of the notes. Note that, as Examples 2 and 3 illustrate, there are other scenarios in which the averaging approach would result in a lower return at maturity.

 PRS-20

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Example 2. The basket components generally depreciate earlier in the term of the notes and appreciate later in the term of the notes, and the maturity payment amount is equal to the original offering price:

	SPDR S&P 500 ETF Trust	Invesco QQQ Trust, Series 1	SPDR S&P MidCap 400 ETF Trust	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF	iShares Russell 2000 ETF
Initial Component Value:	$100.00	$100.00	$100.00	100.00	$100.00	$100.00
Average Component Value:	$85.70	$85.95	$85.15	86.13	$86.13	$86.13
Average Component Return:	-14.30%	-14.05%	-14.85%	-13.87%	-13.87%	-13.87%

Based on the average component returns set forth above, the hypothetical average ending value would equal:

100 × [1 + (30% × -14.30%) + (20% × -14.05%) + (15% × -14.85%) + (15% × -13.87%) + (10% × -13.87%) + (10% × -13.87%)] = 85.818

Since the hypothetical average ending value is less than the starting value, the maturity payment amount would equal the original offering price. On the stated maturity date you would receive $1,000.00 per note.

This example illustrates a scenario in which the averaging feature results in no positive return at maturity even though the closing values of the basket components on a date near maturity are greater than their respective initial component values. In this scenario, the closing values of the basket components decrease early in the term of the notes, remain consistently below their respective initial component values for a significant period of time and then increase later in the term of the notes.

 PRS-21

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Example 3. The basket components generally appreciate over the term of the notes, and the maturity payment amount is greater than the original offering price:

	SPDR S&P 500 ETF Trust	Invesco QQQ Trust, Series 1	SPDR S&P MidCap 400 ETF Trust	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF	iShares Russell 2000 ETF
Initial Component Value:	$100.00	$100.00	$100.00	100.00	$100.00	$100.00
Average Component Value:	$149.85	$149.55	$149.90	149.35	$149.90	$149.35
Average Component Return:	49.85%	49.55%	49.90%	49.35%	49.90%	49.35%

Based on the average component returns set forth above, the hypothetical average ending value would equal:

100 × [1 + (30% × 49.85%) + (20% × 49.55%) + (15% × 49.90%) + (15% × 49.35%) + (10% × 49.90%) + (10% × 49.35%)] = 149.6775

Since the hypothetical average ending value is greater than the starting value, the maturity payment amount would equal:

$ 1,000 +	$1,000	×	149.6775 – 100.00	× 112%	= $1,556.39
100.00

On the stated maturity date you would receive $1,556.39 per note.

This example illustrates a scenario in which the averaging feature results in a lower return at maturity than a return based solely on the closing values of the basket components on a date near maturity. In this scenario, the closing values of the basket components steadily increase over the term of the notes, resulting in closing values near maturity that are greater than the average component values.

 PRS-22

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Example 4. Each of the Invesco QQQ Trust, the iShares MSCI Emerging Markets ETF, the iShares Russell 2000 ETF and the EURO STOXX 50 Index generally appreciate moderately, and the SPDR S&P 500 ETF Trust generally depreciates significantly, over the term of the notes, and the maturity payment amount is equal to the original offering price:

	SPDR S&P 500 ETF Trust	Invesco QQQ Trust, Series 1	SPDR S&P MidCap 400 ETF Trust	EURO STOXX 50 Index	iShares MSCI Emerging Markets ETF	iShares Russell 2000 ETF
Initial Component Value:	$100.00	$100.00	$100.00	100.00	$100.00	$100.00
Average Component Value:	$50.20	$118.35	$127.55	113.95	$127.55	$113.95
Average Component Return:	-49.80%	18.35%	27.55%	13.95%	27.55%	13.95%

Based on the average component returns set forth above, the hypothetical average ending value would equal:

100 × [1 + (30% × -49.80%) + (20% × 18.35%) + (15% × 27.55%) + (15% × 13.95%) + (10% × 27.55%) + (10% × 13.95%)] = 99.105

Since the hypothetical average ending value is less than the starting value, the maturity payment amount would equal the original offering price. On the stated maturity date you would receive $1,000.00 per note.

In this example, the –49.80% average component return of the SPDR S&P 500 ETF Trust more than offsets the positive average component returns of the other five basket components. As a result, the maturity payment amount would not exceed the original offering price in this example, even though five of the six basket components have positive average component returns.

This example illustrates that the notes provide for the repayment of the original offering price at maturity even in scenarios in which the average ending value of the Basket is less than the starting value.

To the extent that the average component returns and average ending value differ from the values assumed above, the results indicated above would be different.

 PRS-23

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Additional Terms of the Notes

Wells Fargo will issue the notes as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series S,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to the Index means a day, as determined by the calculation agent, on which (i) the index sponsor is scheduled to publish the level of the Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session. The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent. The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

A “trading day” with respect to a Fund means a day, as determined by the calculation agent, on which the relevant stock exchange and each related futures or options exchange with respect to such Fund or any successor thereto, if applicable, are scheduled to be open for trading for their respective regular trading sessions. The “relevant stock exchange” for a Fund means the primary exchange or quotation system on which shares (or other applicable securities) of such Fund are traded, as determined by the calculation agent. The “related futures or options exchange” for a Fund means each exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Fund.

Calculation Agent

Wells Fargo Securities, LLC, one of our subsidiaries, will act as calculation agent for the notes and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;
•	determine the closing values of the basket components under certain circumstances;
•	determine if adjustments are required to the closing value of a basket component under various circumstances;
•	if publication of the Index is discontinued, select a successor equity index or, if no successor equity index is available, determine the closing value of the Index; and
•	if a Fund undergoes a liquidation event, select a successor fund or, if no successor fund is available, determine the fund closing price of such Fund.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the Index means any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in the Index or any successor equity index, and the aggregate of all securities included in the Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of the Index or successor equity index:
•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;
•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or

 PRS-24

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.
(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to the Index or any successor equity index:
•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;
•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or
•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.
(C)	The index sponsor fails to publish the level of the Index or any successor equity index (other than as a result of the index sponsor having discontinued publication of the Index or successor equity Index and no successor index being available).
(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the Index:

(1)	the relevant percentage contribution of a security included in the Index or any successor equity index to the level of such index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the index sponsor as part of the market opening data;
(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(3)	an “exchange business day” means any trading day on which (i) the index sponsor publishes the level of the index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” means, with respect to a Fund, any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchange or otherwise relating to the shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on such day, whether by reason of movements in price exceeding limits permitted by such relevant stock exchange or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to the shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, shares (or other applicable securities) of such Fund or any successor fund on the relevant stock exchange at any time during the one-hour period that ends at the close of trading on that day.

 PRS-25

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to shares (or other applicable securities) of such Fund or any successor fund on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure of the relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at the close of trading on that day.
(F)	The relevant stock exchange or any related futures or options exchange with respect to such Fund or any successor fund fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to a Fund:

(1)	“close of trading” means the scheduled closing time of the relevant stock exchange with respect to such Fund or any successor fund; and
(2)	the “scheduled closing time” of the relevant stock exchange or any related futures or options exchange on any trading day for such Fund or any successor fund means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours.

If a market disruption event occurs or is continuing with respect to a basket component on any calculation day, then such calculation day for such basket component will be postponed to the first succeeding trading day for such basket component on which a market disruption event for such basket component has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such basket component after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such basket component. If a calculation day has been postponed eight trading days for a basket component after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such basket component on such eighth trading day, the calculation agent will determine the closing value of such basket component on such eighth trading day (i) in the case of the Index, in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the time at which the official closing level of the Index is calculated and published by the index sponsor) on such date of each security included in the Index and (ii) in the case of a Fund, based on its good faith estimate of the value of the shares (or other applicable securities) of such Fund as of the close of trading on such date. As used in clause (i) of the immediately preceding sentence, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the time at which the official closing level of such Index is calculated and published by the index sponsor. Notwithstanding the postponement of a calculation day for a particular basket component due to a market disruption event with respect to such basket component on such calculation day, the originally scheduled calculation day will remain the calculation day for any basket component not affected by a market disruption event on such day.

Adjustments to the Index

If at any time the method of calculating the Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if the Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of the Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating the Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust the Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of the Index

If the index sponsor discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”),

 PRS-26

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, the calculation agent will substitute the successor equity index as calculated by the index sponsor or any other entity for purposes of calculating the closing level of the Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Wells Fargo will cause notice to be given to holders of the notes.

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to the Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the notes.

Anti-dilution Adjustments Relating to a Fund; Alternate Calculation

Anti-dilution Adjustments

The calculation agent will adjust the adjustment factor with respect to a Fund as specified below if any of the events specified below occurs with respect to such Fund and the effective date or ex-dividend date, as applicable, for such event is after the pricing date and on or prior to the final calculation day for such Fund.

The adjustments specified below do not cover all events that could affect a Fund, and there may be other events that could affect a Fund for which the calculation agent will not make any such adjustments, including, without limitation, an ordinary cash dividend. Nevertheless, the calculation agent may, in its sole discretion, make additional adjustments to any terms of the notes upon the occurrence of other events that affect or could potentially affect the market price of, or shareholder rights in, a Fund, with a view to offsetting, to the extent practical, any such change, and preserving the relative investment risks of the notes.  In addition, the calculation agent may, in its sole discretion, make adjustments or a series of adjustments that differ from those described herein if the calculation agent determines that such adjustments do not properly reflect the economic consequences of the events specified in this pricing supplement or would not preserve the relative investment risks of the notes.  All determinations made by the calculation agent in making any adjustments to the terms of the notes, including adjustments that are in addition to, or that differ from, those described in this pricing supplement, will be made in good faith and a commercially reasonable manner, with the aim of ensuring an equitable result.  In determining whether to make any adjustment to the terms of the notes, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected Fund.

For any event described below, the calculation agent will not be required to adjust the adjustment factor for a Fund unless the adjustment would result in a change to such adjustment factor then in effect of at least 0.10%. The adjustment factor resulting from any adjustment will be rounded up or down, as appropriate, to the nearest one-hundred thousandth.

(A)	Stock Splits and Reverse Stock Splits

If a stock split or reverse stock split has occurred with respect to a Fund, then once such split has become effective, the adjustment factor for such Fund will be adjusted to equal the product of the prior adjustment factor for such Fund and the number of securities which a holder of one share (or other applicable security) of such Fund before the effective date of such stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

(B)	Stock Dividends

If a dividend or distribution of shares (or other applicable securities) of a Fund has been made by such Fund ratably to all holders of record of such shares (or other applicable security), then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the prior adjustment factor for such Fund plus the product of the prior adjustment factor for such Fund and the number of shares (or other applicable security) of such Fund which a holder of one share (or other applicable security) of such Fund before the ex-dividend date would have owned or been entitled to receive immediately following that date; provided, however, that no adjustment will be made for a distribution for which the number of securities of such Fund paid or distributed is based on a fixed cash equivalent value.

 PRS-27

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

(C)	Extraordinary Dividends

If an extraordinary dividend (as defined below) has occurred with respect to a Fund, then the adjustment factor for such Fund will be adjusted on the ex-dividend date to equal the product of the prior adjustment factor for such Fund and a fraction, the numerator of which is the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price per share (or other applicable security) of such Fund on the trading day preceding the ex-dividend date exceeds the extraordinary dividend amount (as defined below).

For purposes of determining whether an extraordinary dividend has occurred:

(1)	“extraordinary dividend” means any cash dividend or distribution (or portion thereof) that the calculation agent determines, in its sole discretion, is extraordinary or special; and

(2)      “extraordinary dividend amount” with respect to an extraordinary dividend for the securities of a Fund will equal the amount per share (or other applicable security) of such Fund of the applicable cash dividend or distribution that is attributable to the extraordinary dividend, as determined by the calculation agent in its sole discretion.

A distribution on the securities of a Fund described below under the section entitled “—Reorganization Events” below that also constitutes an extraordinary dividend will only cause an adjustment pursuant to that “—Reorganization Events” section.

(D)	Other Distributions

If a Fund declares or makes a distribution to all holders of the shares (or other applicable security) of such Fund of any non-cash assets, excluding dividends or distributions described under the section entitled “—Stock Dividends” above, then the calculation agent may, in its sole discretion, make such adjustment (if any) to the adjustment factor as it deems appropriate in the circumstances. If the calculation agent determines to make an adjustment pursuant to this paragraph, it will do so with a view to offsetting, to the extent practical, any change in the economic position of a holder of the notes that results solely from the applicable event.

(E)	Reorganization Events

If a Fund, or any successor fund, is subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded fund, and such Fund is not the surviving entity (a “reorganization event”), then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the adjustment factor for such Fund or the method of determining the maturity payment amount or any other terms of the notes as the calculation agent determines appropriate to account for the economic effect on the notes of such event, and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem such event a liquidation event (as defined below).

Liquidation Events

If a Fund is de-listed, liquidated or otherwise terminated (a “liquidation event”), and a successor or substitute exchange traded fund exists that the calculation agent determines, in its sole discretion, to be comparable to such Fund, then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo, any subsequent fund closing price for such Fund will be determined by reference to the fund closing price of such successor or substitute exchange traded fund (such exchange traded fund being referred to herein as a “successor fund”), with such adjustments as the calculation agent determines are appropriate to account for the economic effect of such substitution on holders of the notes.

If a Fund undergoes a liquidation event prior to, and such liquidation event is continuing on, the date that any fund closing price of such Fund is to be determined and the calculation agent determines that no successor fund is available at such time, then the calculation agent will, in its discretion, calculate the fund closing price for such Fund on such date by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund, provided that if the calculation agent determines in its discretion that it is not practicable to replicate such Fund (including but not limited to the instance in which a fund underlying index sponsor discontinues publication of the relevant fund underlying index), then the calculation agent will calculate the fund closing price for such Fund in accordance with the formula last used to calculate such fund closing price before such liquidation event, but using only those securities that were held by such Fund immediately prior to such liquidation event without any rebalancing or substitution of such securities following such liquidation event.

If a successor fund is selected or the calculation agent calculates the fund closing price as a substitute for a Fund, such successor fund or fund closing price will be used as a substitute for such Fund for all purposes, including for purposes of determining whether a market disruption event exists with respect to such Fund. Notwithstanding these alternative arrangements, a liquidation event with respect to a Fund may adversely affect the value of the notes.

If any event is both a reorganization event and a liquidation event, such event will be treated as a reorganization event for purposes of the notes unless the calculation agent makes the determination referenced in the last sentence of the section entitled “—Anti-dilution Adjustments—Reorganization Events” above.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Alternate Calculation

If at any time the method of calculating a Fund or a successor fund, or the related fund underlying index, is changed in a material respect, or if a Fund or a successor fund is in any other way modified so that such Fund does not, in the opinion of the calculation agent, fairly represent the price of the securities of such Fund or such successor fund had such changes or modifications not been made, then the calculation agent may, at the close of business in New York City on the date that any fund closing price is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange traded fund comparable to such Fund or such successor fund, as the case may be, as if such changes or modifications had not been made, and calculate the fund closing price of such Fund and the maturity payment amount with reference to such adjusted closing price of such Fund or such successor fund, as applicable.

Events of Default and Acceleration

If an event of default with respect to the notes has occurred and is continuing, the amount payable to a holder of a note upon any acceleration permitted by the notes, with respect to each note, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated using (i) the closing values of each basket component ascertained on the calculation day(s) that occurred before the date of acceleration and (ii) the closing values of each basket component ascertained on each of the trading days for such basket component leading up to and including the date of acceleration in such number equal to the number of calculation days scheduled to occur on or after the date of acceleration.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Hypothetical Historical Performance of the Basket

The Basket will represent an unequally weighted portfolio of the following six basket components, with the return of each basket component having the weighting noted parenthetically: the SPDR S&P 500 ETF Trust (30%); the Invesco QQQ Trust, Series 1 (20%); the SPDR S&P MidCap 400 ETF Trust (15%); the EURO STOXX 50 Index (15%);the iShares MSCI Emerging Markets ETF (10%); and the iShares Russell 2000 ETF (10%). The value of the Basket will increase or decrease depending upon the performance of the basket components. For more information regarding the basket components, see the information provided herein and in the accompanying market measure supplement. The Basket does not reflect the performance of all major securities markets.

While historical information on the value of the Basket does not exist for dates prior to the pricing date, the following graph sets forth the hypothetical historical daily values of the Basket for the period from January 1, 2013 to November 30, 2018, assuming that the Basket was constructed on January 1, 2013 with a starting value of 100 and that each of the basket components had the applicable weighting as of such day. We obtained the closing prices and other information used by us in order to create the graph below from Bloomberg Financial Markets (“Bloomberg”) without independent verification.

The values of the Basket depicted in the graph below have been calculated in a manner that is different from the manner in which the average ending value of the Basket will be determined. The value of the Basket depicted on any date in the graph below is based on the closing values of each basket component on that date (relative to its closing value on January 1, 2013). By contrast, the average ending value of the Basket will be calculated based on the average of closing values of the basket components on calculation days occurring quarterly during the term of the notes (relative to the closing values of the basket components on the pricing date).

The hypothetical historical Basket values, as calculated solely for the purposes of the offering of the notes, fluctuated in the past and may, in the future, experience significant fluctuations. Any historical upward or downward trend in the value of the Basket during any period shown below is not an indication that the percentage change in the value of the Basket is more likely to be positive or negative during the term of the notes. The hypothetical historical values do not give an indication of future values of the Basket.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

The SPDR S&P 500 ETF Trust

The SPDR S&P 500 ETF Trust is an exchange traded fund that seeks to track the S&P 500 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Wells Fargo & Company is one of the companies currently included in the SPDR S&P 500 ETF Trust and the S&P 500 Index. See “Description of Exchange Traded Funds—The SPDR® S&P 500® ETF Trust” in the accompanying market measure supplement for additional information about the SPDR S&P 500 ETF Trust.

In addition, information about the SPDR S&P 500 ETF Trust may be obtained from other sources, including, but not limited to, the SPDR S&P 500 ETF Trust sponsor’s website (including information regarding (a) the SPDR S&P 500 ETF Trust’s top ten constituents and their weightings; (b) returns of the SPDR S&P 500 ETF Trust and its underlying index for certain periods; and (c) the fees paid to the sponsor of the SPDR S&P 500 ETF Trust). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SPDR S&P 500 ETF Trust is accurate or complete.

Historical Information

We obtained the closing prices of the SPDR S&P 500 ETF Trust in the graph below from Bloomberg, without independent verification. The following graph sets forth daily closing prices of the SPDR S&P 500 ETF Trust for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $275.65. The historical performance of the SPDR S&P 500 ETF Trust should not be taken as an indication of the future performance of the SPDR S&P 500 ETF Trust during the term of the notes.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

The Invesco QQQ TrustSM, Series 1

The Invesco QQQ TrustSM, Series 1 is a unit investment trust designed to generally correspond to the price and yield performance, before fees and expenses, of the Nasdaq-100 Index®. The Invesco QQQ Trust, Series 1 is organized under New York law and is governed by a trust agreement between The Bank of New York Mellon, as trustee, and Invesco Capital Management LLC, the sponsor. Shares of the Invesco QQQ Trust, Series 1 represent fractional undivided ownership interests in the Invesco QQQ Trust, Series 1. For a description of the Nasdaq-100 Index, please see “The Nasdaq-100 Index®” below. Effective June 4, 2018, the sponsor and the trustee approved changing the name of the Invesco QQQ TrustSM, Series 1, which was previously named the PowerShares QQQ TrustSM, Series 1.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Invesco QQQ Trust, Series 1 under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-61001 and 811-08947 and can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. None of such publicly available information is incorporated by reference into this pricing supplement. The Invesco QQQ Trust, Series 1 is listed on the Nasdaq Stock Market under the ticker symbol “QQQ.”

This pricing supplement relates only to the notes offered hereby and does not relate to the Invesco QQQ Trust, Series 1. We have derived all disclosures contained in this pricing supplement regarding the Invesco QQQ Trust, Series 1 from the publicly available documents described in the preceding paragraph. In connection with the offering of the notes, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Invesco QQQ Trust, Series 1. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Invesco QQQ Trust, Series 1 in connection with the offer and sale of the notes. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Invesco QQQ Trust, Series 1 (and therefore the price of the Invesco QQQ Trust, Series 1 at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Invesco QQQ Trust, Series 1 could affect the payment at maturity with respect to the notes and therefore the trading prices of the notes.

We and/or our affiliates may presently or from time to time engage in business with the Invesco QQQ Trust, Series 1. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Invesco QQQ Trust, Series 1, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Invesco QQQ Trust, Series 1. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws.

The Nasdaq-100 Index®

We obtained all information contained in this pricing supplement regarding the Nasdaq-100 Index®, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information. That information reflects the policies of, and is subject to change by, the Nasdaq Stock Market, Inc. (“Nasdaq”). Nasdaq has no obligation to continue to publish, and may discontinue publication of, the Nasdaq-100 Index® at any time. Neither we nor the agent has independently verified the accuracy or completeness of any information with respect to the Nasdaq-100 Index® in connection with the offer and sale of the notes.

The Nasdaq-100 Index® is a modified market capitalization-weighted index of stocks of the 100 largest non-financial companies listed on the Nasdaq Stock Market. The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted. Current information regarding the market value of the Nasdaq-100 Index® is available from Nasdaq as well as numerous market information services.

The Nasdaq-100 Index® share weights of the component securities of the Nasdaq-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the Nasdaq- 100 Index® is directly proportional to the value of its Nasdaq-100 Index® share weight.

Calculation of the Nasdaq-100 Index®

At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities, which are based on the total shares outstanding of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on the Nasdaq Stock Market (which may be the official closing price published by the Nasdaq Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported Nasdaq-100 Index® value. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for Nasdaq-100 Index® reporting purposes.

Underlying Stock Eligibility Criteria

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Initial Eligibility Criteria

To be eligible for initial inclusion in the Nasdaq-100 Index®, a security must meet the following criteria:

•	the issuer of the security’s U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);
•	a security must be issued by a non-financial company;
•	a security may not be issued by an issuer currently in bankruptcy proceedings;
•	a security must have an average daily trading volume of at least 200,000 shares (measured annually during the ranking review process described below);
•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States (measured annually during the ranking review process);
•	the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being Nasdaq-100 Index® eligible;
•	the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn; and
•	the security must have “seasoned” on the Nasdaq, NYSE or NYSE MKT. Generally, a company is considered to be seasoned if it has been listed on a market for at least three full months (excluding the first month of initial listing).

Continued Eligibility Criteria

In addition, to be eligible for continued inclusion in the Nasdaq-100 Index®, the security must meet the following criteria:

•	the issuer of the security’s primary U.S. listing must be exclusively listed on the Nasdaq Global Select Market or the Nasdaq Global Market;
•	the security must be issued by a non-financial company;
•	the security may not be issued by an issuer currently in bankruptcy proceedings;
•	the security must have an average daily trading volume of at least 200,000 shares in the previous three month trading period (measured annually during the ranking review process);
•	if the issuer of the security is organized under the laws of a jurisdiction outside the United States, then that security must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;
•	the issuer must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the Nasdaq-100 Index® effective after the close of trading on the third Friday of the following month; and

the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

For the purposes of Nasdaq-100 Index® eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

These Nasdaq-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the notes.

Annual Ranking Review

The composition of the Nasdaq-100 Index® is evaluated on an annual basis, except under extraordinary circumstances that may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”). Securities listed on the Nasdaq Stock Market that meet the applicable eligibility criteria are ranked by market value. Nasdaq-100 Index® -eligible securities that are already in the Nasdaq-100 Index® and whose issuer is ranked in the top 100 eligible companies (based on market capitalization) are retained in

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

the Nasdaq-100 Index®. A Nasdaq-100® Index issuer that is ranked 101 to 125 is also retained, provided that such issuer was ranked in the top 100 eligible issuers as of the previous Ranking Review or was added to the Nasdaq-100 Index® subsequent to the previous Ranking Review. Nasdaq-100 Index® issuers not meeting such criteria are replaced. The replacement securities chosen are those Nasdaq-100 Index® -eligible securities not currently in the Nasdaq-100 Index® whose issuers have the largest market capitalization. The data used in the ranking includes end of October market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November. If a security is a depositary receipt, the total shares outstanding is the actual depositary shares outstanding as reported by the depositary banks.

Generally, the list of annual additions and deletions as a result of the annual evaluation is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a Nasdaq-100 Index® issuer no longer meets the continued eligibility criteria or is otherwise determined by Nasdaq to become ineligible for continued inclusion in the Nasdaq-100 Index®, the issuer security will be replaced with the largest market capitalization security not currently in the Nasdaq-100 Index® and meeting the Nasdaq-100 Index® initial eligibility criteria listed above. Ordinarily, a security will be removed from the Nasdaq-100 Index® at its last sale price. If, however, at the time of its removal the security is halted from trading on its primary listing market and an official closing price cannot readily be determined, the security may, in Nasdaq’s discretion, be removed at a zero price. The zero price will be applied to the security after the close of the market but prior to the time the official closing value of the Nasdaq-100 Index® is disseminated, which is ordinarily 5:16:00 p.m. EST.

Index Maintenance

Changes in the price and/or the aggregate value of the then-current Nasdaq-100 Index® share weights of each of the Nasdaq-100 Index® component securities driven by corporate events such as stock dividends, stock splits and certain spin-offs and rights issuances are adjusted on the ex-date. If the change in total shares outstanding arising from other corporate actions is greater than or equal to 10.0%, the change will be made to the Nasdaq-100 Index® as soon as practicable. Otherwise, if the change in total shares outstanding is less than 10.0%, then all such changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. The Nasdaq-100 Index® share weights for those underlying stocks are derived from each security’s total shares outstanding. The Nasdaq-100 Index® share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those Nasdaq-100 Index® securities.

The price of the component security is adjusted for the amount of the special cash dividend. A dividend is considered special if the information provided by the listing exchange in their announcement of the ex-date indicates that the dividend is special. A special dividend may also be referred to as extra, extraordinary, non-recurring, one-time, unusual, etc.

Index Rebalancing

On a quarterly basis coinciding with the quarterly scheduled Index Share adjustment procedures, the Nasdaq-100 Index® will be rebalanced if it is determined that: (1) the current weight of the single largest market capitalization component security is greater than 24.0% and (2) the “collective weight” of those component securities whose individual current weights are in excess of 4.5%, when added together, exceed 48.0% of the Nasdaq-100 Index®. In addition, a special rebalancing of the Nasdaq-100 Index® may be conducted at any time if it is determined necessary to maintain the integrity of the Nasdaq-100 Index®.

If either one or both of these weight distribution requirements are met upon quarterly review or it is determined that a special rebalancing is required, a weight rebalancing will be performed.

First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all Large Stocks (those greater than 1%) will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest component security to be set to 20.0%.

Second, relating to weight distribution requirement (2) above, for those component securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescaling will then be redistributed to the Small Stocks (those stocks less than or equal to 1%) in the following iterative manner.

In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the Nasdaq-100 Index®.

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In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

Then, to complete the rebalancing procedure, once the final percent weights of each of the component securities are set, the Nasdaq-100 Index® share weights will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq-100 Index® at the close of trading on the last day in February, May, August and November. Changes to the Nasdaq-100 Index® share weights will be made effective after the close of trading on the third Friday in March, June, September and December and an adjustment to the Nasdaq-100 Index® divisor will be made to ensure continuity of the Nasdaq-100 Index®.

Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current Nasdaq-100 Index® share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by applying the above procedure to the actual current market capitalization of the component securities. In such instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

During at the quarterly rebalancing, data is cutoff as of the previous month-end and no changes are made to the Nasdaq-100 Index® from that cutoff until the quarterly share change effective date with the single exception for corporate actions with an ex-date. Nasdaq may, from time to time, exercise reasonable discretion as it deems appropriate in order to ensure the integrity of the Nasdaq-100 Index®.

Historical Information

We obtained the closing prices of the Invesco QQQ Trust, Series 1 in the graph below from Bloomberg, without independent verification. The following graph sets forth daily closing prices of the Invesco QQQ Trust, Series 1 for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $169.37. The historical performance of the Invesco QQQ Trust, Series 1 should not be taken as an indication of the future performance of the Invesco QQQ Trust, Series 1 during the term of the notes.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

The SPDR® S&P MidCap 400® ETF

The SPDR S&P MidCap 400 ETF Trust is an exchange traded fund that seeks to track the S&P MidCap 400 Index, an equity index that is intended to provide an indication of the pattern of common stock price movement in the mid-sized capitalization segment of the United States equity market. See “Description of Exchange Traded Funds—The SPDR® S&P MidCap 400 ETF Trust” in the accompanying market measure supplement for additional information about the SPDR S&P MidCap 400 ETF Trust.

In addition, information about the SPDR S&P MidCap 400 ETF Trust may be obtained from other sources, including, but not limited to, the SPDR S&P MidCap 400 ETF Trust sponsor’s website (including information regarding (a) the SPDR S&P MidCap 400 ETF Trust’s top ten constituents and their weightings; (b) returns of the SPDR S&P MidCap 400 ETF Trust and its underlying index for certain periods; and (c) the fees paid to the sponsor of the SPDR S&P MidCap 400 ETF Trust). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the SPDR S&P MidCap 400 ETF Trust is accurate or complete.

Historical Information

We obtained the closing prices of the SPDR S&P MidCap 400 ETF Trust in the graph below from Bloomberg, without independent verification. The following graph sets forth daily closing prices of the SPDR S&P MidCap 400 ETF Trust for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $342.74. The historical performance of the SPDR S&P MidCap 400 ETF Trust should not be taken as an indication of the future performance of the SPDR S&P MidCap 400 ETF Trust during the term of the notes.

 PRS-36

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

The EURO STOXX 50® Index

The EURO STOXX 50 Index is an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “Description of Equity Indices—The EURO STOXX 50® Index” in the accompanying market measure supplement for additional information about the EURO STOXX 50 Index.

In addition, information about the EURO STOXX 50 Index may be obtained from other sources including, but not limited to, the EURO STOXX 50 Index sponsor’s website (including information regarding (i) the EURO STOXX 50 Index’s top ten constituents and their respective weightings, (ii) the EURO STOXX 50 Index’s sector weightings and (iii) the EURO STOXX 50 Index’s country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the EURO STOXX 50 Index is accurate or complete.

Historical Information

We obtained the closing levels of the EURO STOXX 50 Index in the graph below from Bloomberg, without independent verification. The following graph sets forth daily closing levels of the EURO STOXX 50 Index for the period from January 1, 2013 to November 30, 2018. The closing level on November 30, 2018 was 3173.13. The historical performance of the EURO STOXX 50 Index should not be taken as an indication of the future performance of the EURO STOXX 50 Index during the term of the notes.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

The iShares MSCI Emerging Markets ETF

The iShares MSCI Emerging Markets ETF is an exchange traded fund that seeks to track the MSCI Emerging Markets Index, an equity index that is designed to measure equity market performance in global emerging markets. See “Description of Exchange Traded Funds—The iShares® MSCI Emerging Markets ETF” in the accompanying market measure supplement for additional information about the iShares MSCI Emerging Markets ETF.

In addition, information about the iShares MSCI Emerging Markets ETF may be obtained from other sources, including, but not limited to, the iShares MSCI Emerging Markets ETF sponsor’s website (including information regarding (a) the iShares MSCI Emerging Markets ETF’s top ten constituents and their weightings; (b) returns of the iShares MSCI Emerging Markets ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares MSCI Emerging Markets ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares MSCI Emerging Markets ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares MSCI Emerging Markets ETF in the graph below from Bloomberg, without independent verification. The following graph sets forth daily closing prices of the iShares MSCI Emerging Markets ETF for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $41.08. The historical performance of the iShares MSCI Emerging Markets ETF should not be taken as an indication of the future performance of the iShares MSCI Emerging Markets ETF during the term of the notes.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

The iShares Russell 2000 ETF

The iShares Russell 2000 ETF is an exchange traded fund that seeks to track the Russell 2000 Index, an equity index that is designed to reflect the performance of the small capitalization segment of the United States equity market. See “Description of Exchange Traded Funds—The iShares® Russell 2000 ETF” in the accompanying market measure supplement for additional information about the iShares Russell 2000 ETF.

In addition, information about the iShares Russell 2000 ETF may be obtained from other sources, including, but not limited to, the iShares Russell 2000 ETF sponsor’s website (including information regarding (a) the iShares Russell 2000 ETF’s top ten constituents and their weightings; (b) returns of the iShares Russell 2000 ETF and its underlying index for certain periods; and (c) the fees paid to the sponsor of the iShares Russell 2000 ETF). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the iShares Russell 2000 ETF is accurate or complete.

Historical Information

We obtained the closing prices of the iShares Russell 2000 ETF in the graph below from Bloomberg, without independent verification. The following graph sets forth daily closing prices of the iShares Russell 2000 ETF for the period from January 1, 2013 to November 30, 2018. The closing price on November 30, 2018 was $152.62. The historical performance of the iShares Russell 2000 ETF should not be taken as an indication of the future performance of the iShares Russell 2000 ETF during the term of the notes.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the notes are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;
•	PTCE 95-60, for specified transactions involving insurance company general accounts;
•	PTCE 91-38, for specified transactions involving bank collective investment funds;
•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the notes constitutes assets of any plan or Non-ERISA Arrangement; or
•	the purchase and holding of the notes by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the notes and the availability of exemptive relief.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public, and hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•         a financial institution;

•         a “regulated investment company”;

•         a “real estate investment trust”;

•         a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•         a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•         a person holding a note as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a note;

•         a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or

•         an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

We will not attempt to ascertain whether any issuer of a basket component, or issuer of shares to which a basket component that is an index relates (in each case, an “underlying issuer”), is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any underlying issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, if you are a non-U.S. holder (as defined below), upon the sale, exchange or other disposition of the notes. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by any underlying issuer and consult your tax adviser regarding the possible consequences to you if any underlying issuer is or becomes a USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, the potential application of the alternative minimum tax or the Medicare tax on net investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Notes

In the opinion of our counsel, Davis Polk & Wardwell LLP, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, and the discussion herein is based on this treatment.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest Accruals on the Notes. Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), you will be required to accrue interest income on the notes on a constant yield basis based on a comparable yield, as described below, regardless of whether you use the cash or accrual method of accounting for U.S. federal income tax purposes.

 PRS-41

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Accordingly, you generally will be required to include interest in your taxable income in each year that you hold the notes even though the notes do not provide for a payment until maturity (or earlier sale, exchange or retirement).

Under the contingent debt regulations, you must accrue an amount of ordinary interest income, as original issue discount (“OID”) for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals the product of:

•	the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period,
•	the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period, and
•	a fraction, the numerator of which is the number of days during the accrual period that you held the notes and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued.

As used in the contingent debt regulations, the term “comparable yield” means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes, and (ii) the applicable federal rate.

We have determined that the comparable yield for the notes is a rate of 3.050% per annum, compounded semi-annually. Based on the comparable yield set forth above, the projected payment schedule for a note (assuming an issue price of $1,000) consists of a single projected amount equal to $1,163.238 due at maturity.

The following table states the amount of OID (without taking into account any income or loss recognized in connection with the sale, exchange or retirement of the note) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2018	$1.949	$1.949
January 1, 2019 through June 30, 2019	$15.280	$17.228
July 1, 2019 through December 31, 2019	$15.513	$32.741
January 1, 2020 through June 30, 2020	$15.749	$48.490
July 1, 2020 through December 31, 2020	$15.990	$64.480
January 1, 2021 through June 30, 2021	$16.233	$80.713
July 1, 2021 through the December 31, 2021	$16.481	$97.184
January 1, 2022 through June 30, 2022	$16.732	$113.926
July 1, 2022 through December 31, 2022	$16.987	$130.914
January 1, 2023 through June 30, 2023	$17.246	$148.160
July 1, 2023 through maturity	$15.078	$163.238

For U.S. federal income tax purposes, you are required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the notes.

Sale, Exchange or Retirement of Notes. You will recognize taxable gain or loss on the sale, exchange or retirement of a note equal to the difference between the amount received and your adjusted tax basis in the note. Any gain recognized will be treated as ordinary interest income and loss will be ordinary loss to the extent of previous interest inclusions and capital loss thereafter. The amount of gain or loss on a sale, exchange or retirement of a note will be equal to the difference between (a) the amount received by you and (b) your adjusted tax basis in the note.

Your adjusted tax basis in a note generally will be equal to your original purchase price for the note, increased by any interest income you previously accrued.

Special rules may apply if the payment at maturity on the notes is treated as becoming fixed prior to maturity. For this purpose, the payment at maturity will be treated as fixed if the contingencies with respect to the payment are remote or incidental. Under these rules, a U.S. holder would be required to account for the difference between the originally projected payment and the fixed payment in a reasonable manner. In addition, a U.S. holder would be required to make adjustments to, among other things, the U.S. holder’s accrual periods and tax basis in the notes. The character of any gain or loss on a sale or exchange of a note also might be affected. U.S. holders should consult their tax advisers regarding the application of these rules.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes.

 PRS-42

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

Treatment of Income and Gain on the Notes. Subject to the discussions above concerning Section 897 of the Code and below concerning Section 871(m) and FATCA, you generally will not be subject to U.S. federal income or withholding tax in respect of the notes, provided that:

•	you do not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;
•	you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;
•	you are not a bank receiving interest under Section 881(c)(3)(A) of the Code; and
•	you provide to the applicable withholding agent an appropriate IRS Form W-8 on which you certify under penalties of perjury that you are not a U.S. person.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the notes and representations provided by us, our counsel is of the opinion that the notes should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the notes are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should consider the U.S. federal estate tax implications of an investment in the notes. Absent an applicable treaty benefit, a note will be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note if received by the decedent at the time of death would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty). You should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the notes in your particular situation and the availability of benefits provided by an applicable estate tax treaty, if any.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS with respect to amounts treated as interest on the notes and may be filed with the IRS in connection with the payment of proceeds from a sale, exchange or other disposition of the notes. If you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, you may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under these rules (if applicable) applies to any payment on the notes of amounts treated as interest or as “dividend equivalents” and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of the notes. If withholding applies to the notes, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the notes.

 PRS-43

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to a Basket of One Index and Five ETFs due December 5, 2023

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the notes.

 PRS-44